EPIC FINANCIAL CORPORATION
                  3300 Irvine Avenue, Suite 220
                 Newport Beach, California 92660
                          949-622-1130


June 3, 2003


Michael A. CardwellJohn W. Hopkinsc/o Key Mortgage Corporation
7509 North 35th Avenue
Phoenix, AZ  85051

Dear Messrs. Cardwell and Hopkins:

This letter evidences our mutual understanding, in principle, whereby Epic Financial Corporation, a Nevada corporation ("Epic"), will acquire from each of you, as the sole holders thereof (the "Sellers"), all of the issued and outstanding capital stock (the "Key Stock") of Key Mortgage Corporation, an Arizona corporation ("Key"), on the terms outlined herein (the "Share Exchange").

1.   The Parties.  Epic shall be the purchaser of the Key Stock.
Each of you, as the record and beneficial owners of an aggregate of 5,000 shares of common stock of Key, which represents all of the Key Stock, shall be the Sellers.

2. Nature of the Transaction. Epic will acquire the Key Stock from the Sellers. In consideration of the sale of the Key Stock by the Sellers to Epic, Epic will deliver to Sellers a non-recourse promissory note of Epic in the original principal amount of $1,000,000.00 (the "Epic Note"), with the principal balance accruing interest at the rate of seven percent (7%) per annum, all principal and accrued interest being due and payable upon the first anniversary of the closing of the Share Exchange. Epic's obligations under the Epic Note (and, as discussed below, Epic's performance upon the Sellers' exercise of their put rights and Epic's performance upon its exercise of its call rights) shall be secured by the Key Stock by means of a Pledge and Security Agreement in favor of the Sellers. In addition, Epic will issue and deliver to Sellers two million (2,000,000) shares of Series C Convertible Preferred Stock of Epic (the "Epic Preferred Stock"). The attributes of the Epic Preferred Stock shall include: (i) voting rights, only as required by the Nevada General Corporation law, (ii) no dividend rights, and (iii) certain conversion rights into shares of Epic's common stock (the "Epic Common Stock"). A form of Certificate of Designations, Preferences, and Rights governing the Epic Preferred Stock will be finalized by the parties using our respective best efforts in a manner standard for transactions of this nature and magnitude. All of the Epic Preferred Stock shall be validly issued, duly paid, non-assessable, and free and clear of any liens and/or encumbrances. The Epic Preferred Stock shall be issued pursuant to Section 4(2) of the Securities Act of 1933 and shall be subject to the restrictions on transfer as set forth in Rule 144 as promulgated by the Securities and Exchange Commission.






Michael A. Cardwell
John W. Hopkins
June 3, 2003
Page 2



The Epic Preferred Stock will be subject to the following limitations on conversion and Epic and the Sellers will have the following put and call rights regarding such shares:

  * During the 12-month period that commences on the second anniversary of the closing of the Share Exchange, the Sellers shall have the right, but not the obligation, to convert any or all of the Epic Preferred Stock into Epic Common Stock; provided, however, that, without the prior written consent of Epic, which consent it may withhold, delay, or deny in its sole and absolute discretion, the Sellers may neither convert, nor offer to sell in the public markets, more than an aggregate of 40,000 shares of Epic Preferred Stock in any calendar month; provided, further, that, upon the Sellers converting such Epic Preferred Stock to have received shares of Epic Common Stock with an aggregate "value" (as that term is defined below) of $2,000,000, the Sellers shall tender any remaining Epic Preferred Stock to Epic for cancellation without further consideration by Epic.

  * During the 24-month period that commences on the first anniversary of the closing of the Share Exchange, Epic will have the right, but not the obligation, to "call" any or all of the Epic Preferred Stock in one or more transactions for an aggregate call price of $2,000,000, or $1.00 per share, which call shall be reduced by all "value" previously received by the Sellers in respect of the Epic Common Stock. Further, Epic shall have the right, but not the obligation, to exercise its call rights in respect of any Epic Preferred Stock that either or both of the Sellers has transmitted a conversion notice to Epic.

  * During first month following the third anniversary of the Share Exchange, if the Sellers have not received an aggregate of $2,000,000, whether through the conversion of Epic Preferred Stock or the exercise of Epic's call right or any combination thereof, the Sellers shall have the right, but not the obligation, to "put" all remaining shares of Epic Preferred Stock to Epic for cancellation at the rate of $1.00 per share of Epic Preferred Stock (which put shall be reduced by all "value" previously received by the Sellers in respect of the Epic Common Stock).

For all purposes herein, the "value" of the Epic Common Stock shall be determined as follows:

In the event that (i) the Sellers sell any such shares of Epic Common Stock in brokerage transactions in the public markets in accordance with the limitations set forth above, (ii) such sales are effectuated through a broker-dealer, whose commission structure and fee schedules are reasonably acceptable to Epic, and (iii) the trade dates of such sales are not later than 30 days following the issuance thereof due to conversion of Epic Preferred Stock, the per-share "value" of the Epic Common Stock shall be deemed to be the selling price thereof, less commissions and fees directly attributable to such sales.

In the event that any or all of such three events set forth in the immediately preceding sentence shall not have obtained with respect to any shares of Epic Common Stock, the per-share "value" thereof shall be deemed to be the "calculated market price" of Epic Common Stock. The "calculated market price" of Epic Common Stock shall be deemed to be the volume-weighted average of the final bid and asked prices for each of the ten trading days preceding the date on which a Seller has notified Epic of such a conversion.

As discussed above, Epic's performance upon the Sellers' exercise of their put rights and Epic's performance upon its exercise of its call rights (and, as discussed above, Epic's obligations under the Epic Note) shall be secured by the Key Stock by means of a Pledge and Security Agreement in favor of the Sellers.

All of the Epic Common Stock to be issued to the Sellers pursuant to their conversions rights shall be validly issued, duly paid, non-assessable, free and clear of any liens and/or encumbrances. Such Epic Common Stock shall be issued pursuant to Section 3(a)(9) of the Securities Act of 1933 and shall be subject to the restrictions on transfer as set forth in Rule 144 as promulgated by the Securities and Exchange Commission.

3. Additional Consideration. As additional consideration for the Sellers for agreeing to enter into this Letter of Intent, Epic shall issue and deliver to Sellers, within ten (10) days of Epic's execution of this Letter of Intent, one hundred fifty-thousand (150,000) shares of Epic Common Stock. All of the Epic Common Stock issued to the Sellers pursuant to this Paragraph 3 shall be validly issued, duly paid, non-assessable, free and clear of any liens and/or encumbrances, and shall vest in their entirety and be non-refundable irrespective of whether or not the transaction contemplated by this Letter of Intent is consummated. The Epic Common Stock shall be issued pursuant to Section 4(2) of the Securities Act of 1933 and shall be subject to the restrictions on transfer as set forth in Rule 144 as promulgated by the Securities and Exchange Commission.

4.   Other Provisions.

     (a) As a result of the proposed Share Exchange, Key will become a wholly-owned subsidiary of Epic. Epic also currently intends and expects that, as of the date on which Key becomes a wholly-owned subsidiary of Epic, the present management of Key would be serving in their present positions and would be eligible for continuation of their existing employment agreements with Key, if any, or new employment agreements to be mutually agreed upon by Epic and such management. Such employment agreements shall commence upon payment in full of Epic's obligations under the Epic Note and shall terminate on the fifth anniversary of the closing of the Share Exchange; provided, however, that such employment agreements shall terminate sooner in the event that the Sellers exercise their rights under the Pledge and Security Agreement. Such employment agreements shall provide for aggregate monthly compensation of not more than $30,000 to the Sellers and one designee.






Michael A. Cardwell
John W. Hopkins
June 3, 2003
Page 3



     (b) The parties agree that, from and after the date of payment in full of Epic's obligations under the Epic Note, the profits of Key (as determined in accordance with generally accepted accounting procedures) (the "Profits") will be treated in the following manner:

  * An amount of such Profits (equivalent to a fraction, the numerator of which shall be the sum of $1,000,000 and the "value" deemed to have been received by the Sellers from the Epic Common Stock, as set forth above, and the denominator of which shall be $3,000,000) shall be tendered to Epic on the fifth day of each month in arrears;

  * All remaining Profits shall be maintained by Key to be made available to its management for payment of bonuses (and all related taxes) to Key's management and employees and/for use as operating capital or reserves of Key; provided, however, that Key shall also tender to Epic, on the fifth day of each month in arrears, such funds as may be required by Epic in payment or accrual of any income or other taxes, whether federal, state or local, that are or will be due and owing by Epic for Profits attributable to the operations of Key from and after the closing of the Share Exchange, other than that percentage of the Profits tendered to Epic in accordance with the preceding paragraph.

     (c) The parties agree that Key shall pay the expense of (i) an audit by an independent auditor of Epic's choice of the financial books and records of Key, including pro forma information that will be required as a result of the proposed Share Exchange, all pursuant to the Rules and Regulations of the Securities and Exchange Commission and (ii) an audit by an independent auditor of Epic's choice of the financial books and records of Epic, including its wholly owned subsidiaries, for their fiscal years ended October 31, and December 31, 2003.

5. Due Diligence and Conditions Precedent. Closing of the Share Exchange is contingent upon completion by Epic of a due diligence investigation, the results of which must be satisfactory to Epic's board of directors, in its sole and absolute discretion. Said due diligence investigation shall include, but not be limited to, a review of the financial statements, books, and corporate records of Key. In addition, prior to the closing of the Share Exchange, each of the Sellers shall be afforded the opportunity to obtain such information about Epic as he may deem relevant to making the decision to exchange all of the Key Stock for Epic Preferred Shares.

6. Miscellaneous. This letter is an expression of our mutual intent and, except as provided in Section 3, above, is not a binding contract, although we expect that, subject to the above-referenced due diligence approval, each of us will use our respective best efforts to negotiate a definitive agreement and to close the proposed Share Exchange in an expeditious manner. Accordingly, we each contemplate that the proposed Share Exchange will be concluded pursuant to the terms and provisions of a definitive agreement to be negotiated by the parties in good faith, which will be signed by Epic and the Sellers. In this regard, we contemplate that we will each make the usual and customary representations and warranties concerning the business and financial condition of Key and Epic, as may be appropriate in a transaction of this nature and magnitude. The consummation of the proposed Share Exchange shall also be subject to receipt of any necessary (a) approvals by the board of director and stockholders of Epic and/or Key, (b) consents of third parties, and (c) governmental approvals. If the foregoing is acceptable, in principle, please sign a copy of this letter in the space provided below and return the same to us.






Michael A. Cardwell
John W. Hopkins
June 3, 2003
Page 4



Very truly yours,

EPIC FINANCIAL CORPORATION



By:  /s/ William R. Parker
     -----------------------------
     William R. Parker, President


ACCEPTED AND AGREED TO
As of this 13th day of June, 2003:



/s/ Michael A. Cardwell
------------------------
     MICHAEL A. CARDWELL



/s/ John W. Hopkins
----------------------
       JOHN W. HOPKINS